                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         MILLER BUILDING SYSTEMS, INC.
                                       AT

                              $8.40 NET PER SHARE
                                       BY

                    DELAWARE MILLER ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           COACHMEN INDUSTRIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, OCTOBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

                                                              September 20, 2000

     To Our Clients:

     Enclosed for your consideration is the Offer to Purchase, dated September 20, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the third party tender offer by Delaware Miller Acquisition Corporation ("Purchaser"), an indirect wholly owned subsidiary of Coachmen Industries, Inc. ("Coachmen"), to purchase all of the outstanding shares of common stock (the "Shares") of Miller Building Systems, Inc. (the "Company"), at a price of $8.40 per Share, plus a future right to receive up to $.30 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price is $8.40 per Share, plus a future right to receive up to $.30 per Share, net to the seller in cash, without interest and less any required withholding of taxes.

     2. The Offer is being made for all outstanding Shares.

     3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of August 22, 2000, among the Company, COA Housing Group, Inc., Coachmen and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into the Company (the "Merger") following the completion of the Offer and promptly after satisfaction or waiver of certain conditions. The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Parent.

     4. The Board of Directors of the Company (i) has determined that the Offer and the Merger are advisable, fair to and in the best interests of the stockholders of the Company, (ii) has approved the Merger

Agreement, the Offer and the Merger, and (iii) recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 19, 2000, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.

     7. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST 51% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (INCLUDING FOR PURPOSES OF THIS CALCULATION ALL SHARES ISSUABLE UPON EXERCISE OF ALL VESTED AND UNVESTED OPTIONS), AND (II) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, APPLICABLE TO THE PURCHASES OF SHARES PURSUANT TO THE OFFER AND THE MERGER HAVING BEEN TERMINATED OR HAVING EXPIRED. THE OFFER ALSO IS SUBJECT TO OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser shall make a good faith effort to comply with the statute or seek to have the statute declared inapplicable to the Offer. If Purchaser cannot comply with the state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in that state or jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be made on behalf of Purchaser or by one or more registered brokers or dealers.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         MILLER BUILDING SYSTEMS, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated September 20, 2000, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Delaware Miller Acquisition Corporation ("Purchaser"), an indirect wholly owned subsidiary of Coachmen Industries, Inc., to purchase all of the outstanding shares of common stock (the "Shares"), of Miller Building Systems, Inc., a Delaware corporation, at $8.40 per Share, plus a future right to receive up to $.30 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

       NUMBER OF SHARES
       TO BE TENDERED:*       ACCOUNT NUMBER:

         ------------           -----------     -------------------------------------------------------
                                                Signature(s)

                                                -------------------------------------------------------
                                                Please print name(s)

                                                -------------------------------------------------------
                                                Address

                                                -------------------------------------------------------
                                                Account Number

                                                -------------------------------------------------------
                                                Area Code & Telephone Number

                                                -------------------------------------------------------
                                                Taxpayer Identification Number(s) or
                                                Social Security Number(s)

                                                Dated: ------------------------ , 2000

-------------------------

*Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.